UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 18, 2011
SS&C Technologies Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)
SS&C Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On November 18, 2011, SS&C Technologies Holdings, Inc. (“SS&C Holdings”) issued a press release announcing that its subsidiary, SS&C Technologies, Inc. (“SS&C Technologies”), had issued a notice of redemption for all $66,625,000 of the outstanding principal amount of its 11 3/4% Senior Subordinated Notes due 2013, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest on such amount to, but excluding, December 19, 2011.
SS&C Holdings also announced in the press release that SS&C Technologies entered into a commitment letter for a new $125 million senior secured revolving credit facility (the “Senior Credit Facility”) with Bank of America, N.A. (“Bank of America”). The Senior Credit Facility, if consummated, would replace SS&C Technologies’ existing senior secured credit facility. SS&C Technologies intends to use the Senior Credit Facility for working capital and other general corporate purposes. The commitment of Bank of America under the commitment letter is subject to customary conditions, including the absence of a material adverse change to the business of SS&C Technologies and its subsidiaries, taken as a whole, since December 31, 2010. The commitment of Bank of America will expire on December 31, 2011 unless the Senior Credit Facility is executed on or prior thereto.
A copy of the press release is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
See Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.
Date: November 22, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: November 22, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release “SS&C Announces Full Redemption of 11 3/4% Senior Subordinated Notes and New $125 Million Senior Secured Credit Facility” dated November 18, 2011.